SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 9, 2004

                                 NUI Corporation
             (Exact name of registrant as specified in its charter)

                                   New Jersey
                 (State or Other Jurisdiction of Incorporation)

                                    001-16385
                            (Commission File Number)

                                   22-3708029
                     (I.R.S. Employer Identification Number)

                          550 Route 202-206, PO Box 760
                          Bedminster, New Jersey 07921
              (Address and zip code of principal executive offices)

                                 (908) 781-0500
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01--Other Events.

     On or about September 2, 2004, a shareholder class action complaint (the "Complaint") was filed in a civil action captioned Green Meadows Partners, LLP on behalf of itself and all others similarly situated v. Robert P. Kenney, Bernard S. Lee, Craig G. Mathews, Dr. Vera King Farris, James J. Forese, J. Russell Hawkins, R. Van Whisnand, John Kean, NUI Corporation and AGL Resources, Inc., pending in the Superior Court of the State of New Jersey, County of Somerset, Law Division. The Company first became aware of the Complaint when it was formally served on September 9, 2004. The Complaint, brought on behalf of a putative class of the stockholders of the Company, names as defendants all of the directors of the Company (the "Individual Defendants"), the Company and AGL Resources, Inc. ("AGL"). The Complaint alleges that purported financial incentives in the form of change of control payments[1] and indemnification rights created a conflict of interest on the part of certain of the Individual Defendants in evaluating a possible sale of the Company. The Complaint further alleges that the Individual Defendants, aided and abetted by AGL, breached fiduciary duties owed to Plaintiff and the putative class by (i) deciding to merge the Company with AGL without purportedly making the requisite effort to obtain the best share price, (ii) agreeing to an allegedly unfair and inadequate cash sale price of $13.70 per share, (iii) entering into a merger agreement with AGL that provided for a $7.5 million break-up fee, and (iv) failing to disclose allegedly material information in the preliminary proxy statement filed on August 13, 2004, including, among other things, (a) the precise amount of consideration received by each director in connection with the sale of the Company, (b) purported strategic alternatives considered by the Company and its financial advisors, (c) additional alleged details of the sale process, and (d) prior relationships, if any, between the Company, AGL and/or its financial advisors. The Complaint demands judgment (i) determining that the action is properly maintainable as a class action, (ii) declaring that the Individual Defendants breached fiduciary duties owed to Plaintiff and the putative class, aided and abetted by AGL, (iii) enjoining the sale of the Company, or if consummated, rescinding the sale, (iv) eliminating the $7.5 million break-up fee agreed to with AGL, (v) awarding Plaintiff and the putative class compensatory and/or rescissory damages, (vi) awarding interest, attorney's fees, expert fees and other costs, and (vii) granting such other relief as the Court may find just and proper. The Company believes that the lawsuit is without merit and intends to defend itself vigorously. Nevertheless, it is not possible at this time to determine a likely outcome.


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1 This allegation appears to be referring to a retirement plan for directors, last amended as of January 24, 1995, that provides for a lump sum payment of the retirement benefits that would be paid to such directors on retirement, discounted for present value in the event of a change of control.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NUI CORPORATION



                                   By:  /s/ Steven D. Overly
                                      ------------------------------------------
                                      Name:  Steven D. Overly
                                      Title: Vice President, Chief Financial
                                             Officer, General Counsel, Treasurer
                                             and Secretary


Dated:  September 14, 2004